Exhibit 10.26
Summary of Compensation Information of William Martin, Chief Strategy Officer

In 2022, Mr. Martin, our Chief Strategy Officer, had an annual base salary was $350,000. Mr. Martin did not receive any additional fees for serving on our Board in 2022.
Mr. Martin has served on our Board since 2009, but in light of his expanding role and responsibilities relating to our Company’s strategic opportunities and general corporate strategy, Mr. Martin was appointed our Chief Strategy Officer on December 28, 2021 (and was no longer considered an independent director).